INTERNATIONAL LICENSING AND CONSULTING AGREEMENT


     This International Licensing Agreement (hereinafter called "Agreement') is entered into and made as of the date last written herein between KENMAR Company Trust (hereinafter called "KENMAR") and AimRite Holdings Corporation (hereinafter called "AimRite Holdings") and also hereinafter individually referred to as "party" or "Party" or collectively referred to as the parties" or "Parties" is made with reference to the following facts:


WHEREAS both KENMAR and AimRite Holdings believe that their combined efforts in the development, production and sale of a Computer Optimized Adaptive Suspension Technology including the Setflex Air Suspension System based on certain proprietary information, suspension technology, confidential information, trade secrets, documentation, copyrights, trademarks, tradenames, documentation, patents and pending patents held by KENMAR would be in the best interests of both Parties; and


     WHEREAS AimRite Holdings is desirous of utilizing the services of certain consultants who are under contract to KENMAR in order to assist it in the fulfillment of its obligations under this agreement.


     IT IS THEREFORE AGREED AS FOLLOWS:


  1.   Definitions


         a. The Suspension Technology The term "The Suspension Technology" as used herein shall mean the hardware designs,
    control   algorithms,  proprietary  information,   inventions
    (patentable or unpatentable), ideas, methods, data, trade secrets, confidential information, copyrights, trademarks, tradenames, patents and patents pending owned by or which are or hereafter owned, developed or obtained by KENMAR and/or its consultants relating to the following patents: #4,722,548, #4,634,142, #4,651,838, #4,677,263 #5,529,152 and any subsequent patents or patents pending derived therefrom.


         b. Customer The term "customer" shall mean those third parties, whether individual, corporate or otherwise that purchase any product manufactured by AimRite Holdings using the technology either directly, through an OEM Agreement or sublicense.


         c. Price. The term " Price" shall mean the price charged by AimRite Holdings for the products manufactured or caused to be manufactured, distributed or sold by it using the technology under this agreement, sublicense or any O.E.M. agreement.


         d. Sale. The term "sale" as used herein shall mean any contract or agreement, written, electronic or oral by which a customer obtains the possession or use of a product manufactured by AimRite Holdings using the suspension technology licensed herein.
    This term shall include any payments received by AimRite on account of any O.E.M. agreements and/or sublicenses:


         e. Original Equipment Manufacturer's Agreements. The term "Original Equipment Manufacturer's Agreements" or O.E.M. Agreements means those agreements entered into from time to time by AimRite Holdings which allow AimRite Holdings to offer the products using the technology for manufacture, distribution and sale to customers as part of a package at a price which is competitive to that offered through AimRite Holdings' own distribution network.


         f. Trademark. The term "trademark" shall mean the acronym "COAST" the words "SETFLEX" , Setflex Air Suspension and any and all symbols, stylized logos, trademarks, trade names, slogans or service marks whether or not copyrighted, service marked or trademarked, of any kind associated with the suspension technology, including but not limited to the term "Computer Optimized Adaptive Suspension Technology" from which the acronym is derived and any and all other such trademarks, as defined herein, which are developed by KENMAR and/or its consultants.


         g. Confidential Information. The term "confidential information" shall mean all information obtained by or provided to AimRite Holdings by KENMAR and/ or its consultants during the course of this agreement with relation to the development and sale of the suspension technology.


  2.   Grant of License


         a. KENMAR hereby appoints AimRite Holdings as its non-exclusive master licensee for the manufacture, sales and distribution of products derived from the suspension technology for the entire world subject to its faithful performance of the terms of this agreement. AimRite Holdings understands and agrees that no exclusive license is created or intended by this agreement and that KENMAR has the right to engage in similar agreements with other master licensees for the same geographical area which may be contemplated by the parties to this agreement as well as make direct sales of products derived from the suspension technology.


         b. Original Equipment Manufacturers Agreements and Sublicenses. AimRite Holdings is authorized to enter into O.E.M. Agreements and sublicenses with customers, if necessary to facilitate the performance of its duties under this agreement. Such sublicenses, shall be subject to the approval of KENMAR.


         c. Use of Name During the term of this agreement, AimRite Holdings shall be authorized to use the trademarks, as defined in this agreement in its advertising and sales material subject to the approval of KENMAR. The parties agree that KENMAR owns all the rights to the trademarks and any derivatives thereof throughout the world..


         d. Direct Sales by KENMAR. KENMAR retains the right to make direct sales to customers, including multi-national corporations, governmental agencies and governments whom it has directly contacted at such prices and under such circumstances as it, in its sole discretion, shall deem to be in the best interests of KENMAR.


  3.   Payment


       a. Payment Amount. For the grant of the licensing rights herein AimRite Holdings shall transfer to KENMAR within 10 days of the signing of this agreement one million seven hundred thousand
  (1,700,000) shares of stock in AimRite Systems International and two million (2,000,000) shares of stock in AimRite Holdings. As and for further consideration for the grant of the license herein, for each sale as defined in Paragraph I (d) herein, KENMAR shall be entitled to receive eight percent (8%) of the AimRite Holdings price as defined in Paragraph I (c).


       b. Sales Tax AimRite Holdings shall be responsible for the collection and payment of any applicable sales tax.


       c. Remittance of funds All payments received from the sales shall be remitted to KENMAR or the assignees named in Paragraph 3(g) hereof within 30 days of the receipt of funds from the customer by AimRite Holdings. This right to payment shall survive the termination of this agreement.


       d. Payment for Underpayment Any payment found to be due to KENMAR and/or the assignees named in Paragraph 3(g) hereof pursuant to any review or audit conducted pursuant to Paragraphs 4 (d) shall be paid immediately by AimRite Holdings plus ten per cent (10%) per annum from the date such payment was due.


       e. No Offsets All sums payable by one party to the other or the assignees named in Paragraph 3(g) under the terms of this agreement shall be paid without offsets, setoff; or adjustments of any kind.


       f. Past Due Payments Any past due payments owing from one party to the other or the assignees named in Paragraph 3(g) hereof shall accrue interest at the rate of ten percent per annum until paid.


       g. Assignment KENMAR hereby irrevocably assigns two percent (2%) of the total payments due to it under Paragraph 3 (a) hereof to James Hamilton. KENMAR further hereby irrevocably assigns two percent (2%) of the total payments due to it under Paragraph 3(a) hereof to Lonnie Woods. It is the intent of this paragraph that the payments due to James Hamilton and Lonnie Woods pursuant to this assignment shall be calculated in the same manner as the payments due KENMAR under Paragraph 3 (a) and thereafter applied as a reduction of the amount due KENMAR by AimRite Holdings so that the amounts due James Hamilton and Lonnie Woods are based on the term "sale" as defined in Paragraph l(d). It is the intent of this calculation that KENMAR receive a net of four percent (4%) and James Hamilton and Lonnie Woods two percent (2%) each out of the total of the eight percent (8%) called for in Paragraph 3(a).

h. Consultants AimRite Holdings shall pay to KENMAR a monthly consulting fee plus costs for the use of consulting services of Lonnie Woods and James Hamilton or for such other or additional consultants as KENMAR shall, in its sole and absolute discretion, deem necessary and appropriate to assist AimRite Holdings in the fulfillment of its obligations under Paragraph 4 hereof as set forth in paragraph 5 hereof. AimRite Holdings agrees to pay for such costs and services as billed for by KENMAR.

  4.   Obligations of AimRite Holdings


       a. Manufacturing, Distributing and Sales. AimRite Holdings shall diligently work to develop, manufacture, distribute and sell products based the technology.


       b. Distributorships and Manufacturing Sublicenses. AimRite Holdings shall exercise its best efforts, if it deems necessary and appropriate, to seek and obtain agreements, including sublicenses, for the manufacture, distribution and sale of products based on the technology. Such agreements are subject to the review and approval of KENMAR.


       c. Authority AimRite shall have no right, power or authority to bind KENMAR to any agreement without the written consent of and acceptance by KENMAR.


       d. Supervision and Marketing. AimRite Holdings shall diligently supervise and monitor the performance of all sublicensees and distributors who are parties to agreements obtained by it for the manufacture and/or distribution of products based on the suspension technology. Other duties shall include, but not be limited, to:


       (i) Providing regular updates to KENMAR of the significant sales and accomplishments of AimRite Holdings with reference to the development, manufacturing and sales of the suspension technology.


       (ii) Receiving and responding to all support related questions regarding the suspension technology from customers.


          e. Records. Maintain full, clear and accurate records with respect to all sales and make such records available at AimRite Holdings' cost to KENMAR and/or those parties to whom KENMAR has assigned part of the royalty payable hereunder pursuant to Paragraph 3(g), upon reasonable request but not later than one week after such request, at the offices of KENMAR. AimRite Holdings further agrees to allow such auditors and accountants as may be employed by KENMAR and/or those parties to whom KENMAR has assigned part of the royalty payable hereunder pursuant to Paragraph 3(g) access to its books and records relating to sales as defined in this Agreement. If the amount found due and owing to KENMAR under this Agreement is more than 25% of the actual amount paid, then AimRite Holdings shall pay KENMAR's actual costs in performing the review of the records, including but not limited to, such professional fees and costs as are incurred by KENMAR..


          f. Reports AimRite Holdings shall provide a quarterly marketing report for KENMAR describing AimRite Holdings' activities during the prior period with reference to the fulfillment of its obligations under this agreement.


          g. Payment to Assignees AimRite Holdings shall pay the sums which have been assigned to Lonnie Woods and James Hamilton pursuant to Paragraph 3(g ) of this agreement directly to those individuals named therein and provide a report thereof to KENMAR. It is specifically agreed that James Hamilton and Lonnie Woods are intended third-party beneficiaries of this agreement to the extent of the assignments set forth in Paragraph 3(g) and, to that extent, may enforce those rights directly against AimRite Holdings.


          h. No Modification or Reverse Engineering. AimRite Holdings will not modify, reverse engineer, decompile or enhance the software associated with the suspension technology without KENMAR's prior written consent. KENMAR shall own all proprietary rights in any such modifications or enhancements and AimRite Holdings hereby transfers and assigns all proprietary rights, including patent, copyright and trade secret rights to any such modifications or enhancements to KENMAR.


          i. Copyright and Patent Notice AimRite Holdings agrees to place a copyright, trademark and patent notices identifying KENMAR as the copyright, trademark and/or patent owner on such copies of the suspension technology where such notice does not already appear. Such notices shall also appear in any of AimRite
     Holdings' advertisements and promotional material.


  5.   Obligations of KENNLAR


          a. Consulting Services KENMAR shall provide the services of such consultants as agreed upon herein to assist AimRite Holdings in the fulfillment of its obligations under Paragraph 4 hereof and as follows. The payment for such consultants is set forth in Paragraph 3(h). KENMAR will, at the request of AimRite Holdings, provide its consultants to reasonably personally assist in the closing of major potential sales by distributors. Reasonable personal assistance shall include reasonable telephonic support from the United States. In the event KENMAR shall send a consultant traveling for the purpose of assistance to AimRite Holdings under the terms of this agreement AimRite Holdings shall provide transportation, meals and lodging for the consultant. All transportation costs shall be paid by AimRite Holdings in advance.


          b. Right of First Refusal In the event that KENMAR or its consultants shall develop new or additional technology based on or related to the suspension technology licensed herein, KENMAR shall first offer such new or additional technology to AimRite Holdings under the same terms and conditions of this agreement so long as AimRite is, in the sole and absolute opinion of KENMAR, in compliance with the terms of this agreement.


  6.   Non-Circumvention


     Both Parties agree that, during the term of this agreement and thereafter, that neither party will, either directly or indirectly, entertain, engage or participate in any activity designed to circumvent the terms of this agreement or the rights accruing to the parties after termination of this agreement by engaging in dealings or conduct the object of which would be to deprive either party of their expectations under this Agreement. Neither party shall directly or indirectly, entertain, engage or participate in any attempt by any heir, successors, assign of any' entity to circumvent this agreement nor shall any party to this Agreement engage in the dealings prohibited by this paragraph with any entity known or suspected by either party to have been established for the purpose of circumventing the Agreement. This Paragraph shall not apply if KENMAR exercises its rights under Paragraphs 2(a) and 2(d) if this agreement.


  7.   Termination


       a. In General. This agreement is deemed to have commenced on the date this agreement is signed and shall remain in effect thereafter for twenty years from the date of the first sale of the suspension technology or the term of the last to expire of any patents or pending patent rights licensed to AimRite Holdings under this agreement or pursuant to the exercise of any right of first refusal provided for this agreement, whichever is longer. Either party may terminate this agreement within thirty (30) days prior written notice based on any of the following:


       (i) The other party's failure to comply with any term or obligation set forth in this agreement within thirty (30) days after written notification of such failure.


       (ii) Mutual agreement of the parties.


       b. Rights and Duties Upon Termination. In the event of termination of this agreement both parties and the assignees named in Paragraph 3(g) shall have the rights and obligations set forth in Paragraphs 2 and 3 of this Agreement until such time as the last unit of the suspension technology licensed hereunder is sold by either AimRite Holdings directly, under any O.E.M. agreement or a sublicense. Payments to KENMAR for the services of consultants pursuant to Paragraph 3(h) shall be immediately due and payable. AimRite Holdings shall immediately return all confidential information to KENMAR. The provisions of Paragraph 4(h) shall also survive the termination of this agreement.


  8.   Relationship of the Parties


     Neither AimRite Holdings nor KENMAR (including its consultants) are authorized to obligate the other party other than as stated in this Agreement. This Agreement does not create a joint venture, partnership or association. The relationship of the parties shall be as principal to principal. AimRite Holdings shall not obtain or claim any right, title or interest in any work product, patent, pending patent, writings, ideas or concepts either written, electronic or oral from any consultant contractually obligated to KENMAR who services are provided to AimRite Holdings under this agreement and specifically acknowledges that all such work product, patent, pending patent, writings, ideas or concepts either written, electronic or oral are the exclusive property of KENMAR.


  9.   Indemnification


            a. By KENM4R . KENMAR shall indemnify and hold harmless AimRite Holdings against any and all liability, suits, claims. losses, damages and judgments, and shall pay all costs (including reasonable attorneys fees) and damages to the extent that such liability, costs or damages arise from a claim that the suspension technology infringes on any third party's United
       States patent or copyright. KENMAR may, at its option, defend or settle such action, or any part thereof brought against AimRite Holdings arising from a claim that such infringement, as described herein, has occurred. KENMAR's obligations under this section are conditioned on being given (i) Prompt notice in writing of such claim by AimRite Holdings and (ii) the right to control and direct the investigation, defense and settlement of each such claim. The provisions of this section shall survive any termination of this agreement


            b. By AimRite Holdings. AimRite Holdings shall indemnify and hold harmless KENMAR against any and all liability, suits, claims. losses, damages and judgments, and shall pay all costs (including reasonable attorneys fees) and damages to the extent that such liability, costs or damages arise from a claim that the suspension technology was the proximate result of any non-patent infringement damages by any third party. AimRite Holdings may, at its option, defend or settle such action, or any part thereof brought against KENMAR arising from that a claim for damages, as described herein, has occurred. AimRite Holdings' obligations under this section are conditioned on being given (i) Prompt notice in writing of such claim by KENMAR and (ii) the right to control and direct the investigation, defense and settlement of each such claim. The provisions of this section shall survive any termination of this agreement.


  10.  General Provisions


       a. Assignment. Neither KENMAR nor AimRite Holdings Owner will assign any of the rights or obligations under this agreement without the prior written consent of the other party.


       b. Notices All notices under this agreement to be sent by certified mail, return receipt requested, to the address below or to any other address to which the parties may, from time top time, designate:


     KENMAR:


AimRite Holdings:


         c. Integration and Amendment This written Agreement sets forth the entire understanding of the parties with respect to the subject matter of this Agreement and supersedes all prior agreements, understandings and negotiations with respect to the subject matter hereof. Neither party to this Agreement (nor its officers, agents, employees, representatives or attorneys of or for any party) has made any statement or representation to any other party regarding any fact relied upon in this Agreement, and each party does not rely on any statement, representation or promise of any other party (or any officer, agent employee, representative or attorney for the other party) in executing this Agreement except as expressly stated in this Agreement. Any amendments to this Agreement must be in writing and signed by both parties.


         d. Investigation Each party to this Agreement has made such investigation of the facts pertaining to this Agreement and all the matters pertaining thereto as it deems necessary.


         e. Review and Ratification Each party or responsible officer thereof has read this Agreement, including each and every provision thereof, and understands the contents thereof Each party represents that the shareholders of each party has consented either in writing or at a meeting of shareholders duly held, to the transactions contemplated hereby.


         f. Construction Each party has cooperated in the drafting and preparation of this Agreement. Hence, in any construction to be made of this Agreement, the same shall not be construed against any party.


         g. Terms Each term of this Agreement is contractual and not merely a recital.


         h. Legal Advice Each Party has received independent legal advice from its respective attorneys with regard to the making of this Agreement and each and every term hereof


         i. Consideration Both parties acknowledge that they have received equal, valuable and legally sufficient consideration in return for the obligations and benefits given under this Agreement.


         j. Governing Law This Agreement shall be deemed to have been executed and delivered in the State of Nevada and shall be governed by and interpreted with the Laws of the State of Nevada except those laws relating to choice of law. The parties hereby agree that any dispute regarding the interpretation or validity of this Agreement will be subject to the exclusive jurisdiction of the Nevada State Courts in and for Clark County, Nevada and to the personal and exclusive jurisdiction and venue of this court. The parties agree that the prevailing side in any such dispute shall be entitled to reasonable attorney's fees in enforcing this Agreement.


         k. Waiver. Failure by either party to enforce, at any time or for any period of time any of the provisions of this agreement shall not be construed as a waiver of such provisions and shall in no way effect a party's right to later enforce such provisions.


         l. Severability. If any part of this Agreement is determined by any court or tribunal of competent jurisdiction to be wholly or partially unenforceable for any reason, such unenforceability shall not affect any other part of this agreement.


         m. Remedies. All rights conferred under this Agreement or by any other instrument or law shall be cumulative and may be exercised singularly or concurrently. Each party agree that any breach of this agreement would cause irreparable damage to the other parties to this agreement and that, in the event of such breach, the remaining party to this agreement shall have, in addition to any and all remedies at law, the right to an injunction, specific performance or such other equitable relief to prevent the violation of such party's obligations under this agreement.


         n. Good Faith and Fair Dealing All implied in law covenants of Good Faith and Fair dealing shall be incorporated by this reference into this agreement.


         o. Future Benefits This Agreement is binding upon and shall inure to the benefit of the parties, their heirs and successors in interest whether individual, or corporate.


         p.   Time. Time is of the essence in this agreement.


         q. Execution by Facsimile This Agreement may be executed in counterparts and by facsimile signature. When each party has signed and delivered at least one such counterpart, each counterpart shall be deemed an original and, when taken together with other signed counterparts, shall constitute one agreement which shall be binding on all parties. No counterpart shall be effective until all of the parties here have executed and exchanged an executed counterpart hereof


     AGREED:


     KENMAR  COMPANY  TRUST                     AIMRITE  HOLDINGS
CORPORATION


     Dated: Feb 25, 1997                     Dated: Feb 25, 1997


By:                                By:




     /s/ Kenneth P. Coleman (T)                   /s/ Kenneth  P.
Coleman

Trustee                                 President

                           SIGNATURES

Pursuant  to  the  requirements of Section 12 of  the  Securities
Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.



                           AimRite Holdings Corporation



                           By: /s/ Kenneth P. Coleman
                              Kenneth P. Coleman, President